
<ARTICLE> 9
<LEGEND>
This schedule contains summary financial information extracted from Form 8-K and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   YEAR                      6-MOS
<FISCAL-YEAR-END>                          DEC-31-1997              DEC-31-1998
<PERIOD-START>                             JAN-01-1997              JAN-01-1998
<PERIOD-END>                               DEC-31-1997              JUN-30-1998
<CASH>                                          15,380                   16,217
<INT-BEARING-DEPOSITS>                           6,910                    5,590
<FED-FUNDS-SOLD>                                 9,168                    9,040
<TRADING-ASSETS>                                 5,246                    5,342
<INVESTMENTS-HELD-FOR-SALE>                     25,254                   31,172
<INVESTMENTS-CARRYING>                               0                        0
<INVESTMENTS-MARKET>                               785                      691
<LOANS>                                        159,579                  160,023
<ALLOWANCE>                                      2,817                    2,752
<TOTAL-ASSETS>                                 239,372                  244,181
<DEPOSITS>                                     153,726                  154,507
<SHORT-TERM>                                    33,152                   34,856
<LIABILITIES-OTHER>                             11,898                   12,803
<LONG-TERM>                                     21,546<F1>               22,248<F1>
<COMMON>                                            12                       12
<PREFERRED-MANDATORY>                                0                        0
<PREFERRED>                                        326                      190
<OTHER-SE>                                      18,712<F2>               19,565<F2>
<TOTAL-LIABILITIES-AND-EQUITY>                 239,372                  244,181
<INTEREST-LOAN>                                 14,659                    7,198
<INTEREST-INVEST>                                1,624                      926
<INTEREST-OTHER>                                 1,131                      581
<INTEREST-TOTAL>                                17,414                    8,705
<INTEREST-DEPOSIT>                               4,991                    2,512
<INTEREST-EXPENSE>                               8,084                    4,149
<INTEREST-INCOME-NET>                            9,330                    4,556
<LOAN-LOSSES>                                    1,988                      791
<SECURITIES-GAINS>                                 101<F3>                   82<F3>
<EXPENSE-OTHER>                                  9,740                    5,150
<INCOME-PRETAX>                                  4,427                    2,700
<INCOME-PRE-EXTRAORDINARY>                       2,960                    1,828
<EXTRAORDINARY>                                      0                        0
<CHANGES>                                            0                        0
<NET-INCOME>                                     2,960                    1,828
<EPS-PRIMARY>                                     2.48<F4>                 1.56<F4>
<EPS-DILUTED>                                     2.43                     1.53
<YIELD-ACTUAL>                                    4.69                     4.46
<LOANS-NON>                                        609                        0<F5>
<LOANS-PAST>                                       994                        0<F5>
<LOANS-TROUBLED>                                     0                        0
<LOANS-PROBLEM>                                      0                        0
<ALLOWANCE-OPEN>                                 2,687                    2,817
<CHARGE-OFFS>                                    2,397                    1,125
<RECOVERIES>                                       510                      269
<ALLOWANCE-CLOSE>                                2,817                    2,752
<ALLOWANCE-DOMESTIC>                                 0<F5>                    0<F5>
<ALLOWANCE-FOREIGN>                                  0<F5>                    0<F5>
<ALLOWANCE-UNALLOCATED>                              0<F5>                    0<F5>

<F1> Guaranteed Preferred Beneficial Interest in the Corporation's Junior
     Subordinated Debt of $1,003 million is included in long term debt for the period ended December 31, 1997 and June 30, 1998.
<F2> Treasury Stock of $2,007 million and $2,075 million is included as a reduction of stockholders' equity for the periods ended December 31, 1997 and June 30, 1998, respectively.
<F3> Investment securities gains do not include the Corporation's equity securities gains which totaled $334 million and $193 million for the periods ended December 31, 1997 and June 30, 1998, respectively.
<F4> Primary earnings per share represent Basic earning per share.
<F5> For purposes of this filing, the Corporation has not disclosed this information. These items will be disclosed on an annual basis in the Corporation's Form 10-K.


